INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended,
amended and restated, supplemented or otherwise modified from time to time, the
“IP SECURITY  AGREEMENT”) , dated as of this 24 day of February, 2014, is made by and between Oak Ridge Micro-Energy, Inc., a Nevada corporation (the “Debtor”), with an address at 3046 E. Brighton Place, Salt Lake City, Utah 84121; and Expedia Holdings Limited, a corporation organized under the laws of Hong Kong (the “Secured Party”), with an address at 801 Pacific House, 20 Queen’s Road Central, Hong Kong.

RECITALS

WHEREAS, the Debtor and the Secured Party have entered into a Loan Agreement dated as of the date hereof (the “Loan Agreement”) and a Security Agreement dated as of the date hereof, (the “Security Agreement”); and

WHEREAS, pursuant to the terms of the Loan Agreement and Security Agreement, the Debtor has granted to the Secured Party, a security interest in all of the Debtor’s right title and interest to among other things,  certain intellectual  property of the Debtors,  and have agreed as a condition  thereof to execute this IP Security Agreement for recording with the United States Patent and Trademark Office (“PTO”), and other governmental authorities as required, the Patents and Patent applications, listed in Exhibit 1, hereto.

NOW, THEREFORE, the Debtor and the Secured Party, intending to be legally bound, hereby agree as follows:

1.

GRANT OF SECURITY.  Debtor  hereby  grants to the Secured Party a security interest in all of such Debtor’s right, title and interest in and to the following (the “COLLATERAL”):

a.

the issued Patents and the Patent applications set forth in Exhibit 1 hereto,  (collectively, the “Patents”); and

b.

all reissues, divisions, continuations, continuations-in-part, extensions, renewals  and reexaminations of any of the Patents; and all of Debtor’s rights accruing  thereunder provided by international treaties or conventions; and

c.

any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing Patents, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

d.

any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Patents or arising from any of the foregoing.

2.

SECURITY FOR OBLIGATIONS.  The grant of a security interest in the Collateral by the Debtor under this IP Security Agreement secures the payment of all obligations of the Debtor now or hereafter existing under or in respect of the Loan Agreement.

3.

RECORDATION.  The Debtor authorizes and requests that the PTO record this IP Security Agreement in such manner and by such means as it deems appropriate, and agrees to execute all documents as Secured Party may request to effect such recording.

4.

COUNTERPARTS.  This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.

GRANTS, RIGHTS AND REMEDIES.  This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement.  The Debtor  hereby  acknowledges  and confirms that the grant of the security interest hereunder to, and the  rights and remedies of, the Secured Party with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

6.

GOVERNING LAW.  This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

7.

SUCCESSORS AND ASSIGNS.  This Agreement will be binding upon and inure to the benefit of the Debtor and the Secured Party and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Debtor may not assign this Agreement in whole or in part without the Secured Party’s prior written consent which consent shall not be unreasonably withheld.

8.

ENTIRE AGREEMENT.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Debtor and the Secured Party and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date first above written.

DEBTOR:

OAK RIDGE MICRO-ENERGY, INC.

Dated: 3/31/14.

By: /s/ Mark Meriwether

Name: Mark Meriwether

Title:   Vice President

SECURED PARTY:

EXPEDIA HOLDINGS LIMITED

Dated: 2/24/2014

By /s/Jiahe Hong

     Jiahe Hong, Director

EXHIBIT 1

LNG File No.	Title of Invention	Serial No./ Filing Date	Patent No./ Issue Date	Status
63877.US	LOW VOLTAGE THIN FILM BATTERIES	12/020,774 1/28/08	Not Applicable	Response due - 6 Month date after final office action 11/15/2013
62025.US	GETTERS FOR THIN FILM BATTERY HERMETIC PACKAGE	11/533,490 9/20/06	7,553,582 6/30/09	7½ maintenance fee due 12/30/16 11½ maintenance fee due 12/30/20
60435.US	LONG LIFE THINK FILM BATTERY AND METHOD THEREFOR	11/162,311 9/6/05	7,524,577 4/28/09	7½ maintenance fee due 10/28/16 11½ maintenance fee due 10/28/20
57624.US	LONG LIFE THINK FILM BATTERY AND METHOD THEREFOR	10/244,260 9/16/02	6,994,933 2/7/06	11½ maintenance fee due 8/7/17
57596.US	THIN FILM BATTERY AND ELECTROLYTE THEREFOR	10/191,859 7/9/02	6,818,356 11/16/04	11½ maintenance fee due 5/16/16
57596.P1	THIN FILM BATTERY AND ELECTROLYTE THEREFOR	10/951,840 9/28/04	7,410,730 8/12/08	7½ maintenance fee due 2/12/16 11½ maintenance fee due 2/12/20